
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          NOV-30-1996
<PERIOD-START>                             DEC-01-1995
<PERIOD-END>                               NOV-30-1996
<CASH>                                           9,781
<SECURITIES>                                    81,536<F1>
<RECEIVABLES>                                  260,496
<ALLOWANCES>                                         0
<INVENTORY>                                    780,302
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               1,243,494
<CURRENT-LIABILITIES>                                0
<BONDS>                                        466,750<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        38,828
<OTHER-SE>                                     301,522
<TOTAL-LIABILITY-AND-EQUITY>                 1,243,494
<SALES>                                      1,754,147
<TOTAL-REVENUES>                             1,787,041
<CGS>                                        1,435,081
<TOTAL-COSTS>                                1,448,543<F3>
<OTHER-EXPENSES>                               397,836<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              36,691
<INCOME-PRETAX>                               (95,744)
<INCOME-TAX>                                    34,500
<INCOME-CONTINUING>                           (61,244)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (61,244)
<EPS-PRIMARY>                                   (1.54)
<EPS-DILUTED>                                        0<F5>

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment. The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses and a non-cash charge for impairment of long-lived assets.
<F5>Fully diluted earnings per share is not disclosed in the Company's consolidated financial statements since the maximum dilutive effect is not material.

